SHARE PURCHASE AGREEMENT

This Share Purchase Agreement is made effective as of the 1st day of May, 2015.

BETWEEN:

ALTA DISPOSAL LTD., a corporation, incorporated pursuant to the laws of the Province of Alberta (hereinafter called the “Vendor”)

OF THE FIRST PART

AND

NATEL HOFMANN, an individual, residing in the Hamlet of Wardlow, in the Province of Alberta, or her nominees (hereinafter called the “Purchaser”)

OF THE SECOND PART

AND

TERO OILFIELD SERVICES LTD., a corporation, incorporated pursuant to the laws of the Province of Alberta (hereinafter called the “Corporation”)

OF THE THIRD PART

RECITALS

A.	WHEREAS the Corporation operates a water well drilling and water disposal business located in central Alberta;

B.	AND WHEREAS the Vendor owns 500,000 Class “A” Voting Common Shares of the Corporation (the “Shares”) which represents 50% of the issued and outstanding shares of the Corporation;

C.	AND WHEREAS the Vendor wishes to sell and convey the Shares to the Purchaser and the Purchaser wishes to purchase the Shares upon the terms and conditions hereinafter set forth;

D.	AND WHEREAS the Vendor is willing to provide a restrictive covenant not to compete with the Corporation after the sale of the Shares;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

SECTION ONE
INTERPRETATION

1.1.	DEFINITIONS

Whenever used in this Agreement, including the recitals and any schedules hereto, the following words and phrases shall have the following meanings unless the context otherwise requires:

(a)

“Agreement” means this Share Purchase Agreement and includes any agreement amending this agreement or any agreement or instrument which is supplemental or ancillary thereof, and the expressions “above”, “below”, “herein”, “hereto”, “hereof” and similar expressions refer to this Agreement;

(b)

“Books and Records” means all books, records, files and papers of the Corporation, including computer programs (including source codes and software programs), computer manuals, computer data, financial and tax working papers, financial and tax books and records, business reports, business plans and projections, sales and advertising materials, sales and purchases records and correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel and employment records, minute and share certificate books, and all copies and recordings of the foregoing;

(c)

“Business” means the business currently carried on by the Corporation as a water well drilling, water disposal and service company as a going concern and the intangible goodwill associated therewith and any and all interests of whatsoever kind and nature related thereto;

(d)	“Closing Date” means May 15, 2015 or such other date as the Parties agree to in writing;

(e)	“Counsel” means any barrister, solicitor or attorney or a firm thereof retained by the Vendor or Purchaser as the case may be;

(f)

“Documents” means all contracts, agreements, documents, permits, licenses, certificates, plans, drawings, specifications, reports, compilations, analysis, studies, financial statements, budgets, market surveys, minute books, corporate records, corporate seals and any other documents or information of whatsoever nature relating to the Corporation or its Business and any all rights in relation thereto;

(g)	“Effective Date” means 8:00 a.m. (Calgary, Alberta time), on May 1, 2015;

(h)	“Party” or “Parties” means a party or parties to this Agreement;

(i)	“Purchaser” means Natel Hofmann or her nominees;

(j)	“Purchase Price” means the sum of $300,000 US;

(k)	“Shares” means 500,000 Class “A” Voting Common Shares of the Corporation;

(l)	“Transaction” means the transaction contemplated by this Agreement;

(m)	“Time of Closing” means 11:00 am, Calgary time, on the Closing Date when the Closing of the purchase and sale herein provided for shall be completed; and

(n)	“Vendor” means Alta Disposal Ltd.

1.2.	SCHEDULES

Appended hereto are the following schedules, which are incorporated into this Agreement by reference and are deemed to be a part hereof:

Schedule A – Resignation of Alex Walsh as a Director and Officer of the Corporation

1.3.	SCHEDULE REFERENCES

Wherever any provision of any schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail. References herein to a schedule shall mean a reference to a schedule to this Agreement. References in any schedule to this Agreement shall mean a reference to this Agreement. References in any schedule to another schedule shall mean a reference to a schedule to this Agreement.

1.4.	US DOLLARS

All dollar amounts referred to in this Agreement are in US funds, unless otherwise indicated herein. All payments contemplated herein shall be by certified cheque or bank draft issued by a Canadian chartered bank or such other transfer of immediately available funds as may be acceptable to the Vendor.

1.5.	DIRECTION TO PAY

The Vendor hereby directs the Purchase to pay the Purchase Price to Lithium Exploration Group, Inc.

1.6.	EXTENDED MEANINGS

In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; and references to any statute shall extend to and include orders-in-council or regulations passed under and pursuant thereto, of any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, order-in-council or regulations substantially in replacement thereof.

1.7.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

1.8.	HEADINGS

Section headings are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.9.	SUCCESSORS AND ASSIGNS

All of the terms and provisions in this Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and assigns.

SECTION TWO
PURCHASE OF SHARES

2.1.	PURCHASE OF SECURITIES

Subject to the terms and conditions of this Agreement, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases from the Vendor on the Closing Date, with effect on the Effective Date, the Shares for the Purchase Price of $300,000 US (the “Purchase Price”). The Shares shall constitute 50% of the issued and outstanding voting common shares in the capital of the Corporation, free and clear of all liens and encumbrances.

2.2.	PAYMENT OF PURCHASE PRICE

Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid by the Purchaser to the Vendor for the Shares in two installments, with one installment of $100,000 US paid on the Closing Date of May 15, 2015 and the balance of $200,000 US to be paid on or before June 1, 2015. Both payments shall be payable to the Vendor by certified cheque or bank draft.

2.3.	DELIVERY OF SHARES

Subject to the fulfilment of all of the terms and conditions hereof (unless waived as herein provided), on the Closing Date, the Vendor shall deliver (or make arrangements to deliver) to the Purchaser a share certificate representing the Shares duly endorsed for transfer to the Purchaser, together with such other documentation as contemplated in Section 5.1 hereof.

2.4.	EFFECTIVE DATE OF TRANSFER

For accounting, title and tax purposes, the transfer and assignment of the Shares from the Vendor to the Purchaser shall be effective as of the Effective Date.

2.5.	ASSUMPTION OF ALL LIABILITIES BY PURCHASER

The Parties agree that there will be no distribution of revenue by the Corporation for the period from the purchase date of the Shares by the Vendor until the Closing date of the Transaction. The Parties also agree that the Vendor shall not be liable for any expenses or financial obligations of the Corporation in that same time period.

2.6.	TERMINATION OF AGREEMENTS

The Parties acknowledge that the Option Agreement entered into between the Vendor and the Purchaser as of March 1, 2014 has been terminated. The Parties also agree that the Unanimous Shareholder Agreement between the Vendor, the Purchaser and the Corporation and dated effective as of March 1, 2014, shall be terminated on the Closing Date.

SECTION THREE
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

To induce the Purchaser to enter into this Agreement and complete the Transaction the Vendor represents and warrants to and in favour of the Purchaser as provided in this Section Three as follows:

3.1.	SHARES

(a)

The Vendor has or will have on the Closing Date good, marketable, beneficial and/or recorded title to the Shares, and such Shares are free of all mortgages, charges, liens, pledges, claims, security interests and agreements and other encumbrances of whatsoever nature and no person, firm or corporation has any agreement or option or right capable of becoming an agreement or option for the purchase from the Vendor of any of the Shares except as provided herein, and the Vendor has good right, full power and absolute authority to sell and assign the Shares to the Purchaser for the purpose and in the manner as provided in this Agreement. The Shares are not subject to any shareholder, pooling, escrow or similar agreements.

(b)

No consents of, filings with or approval of any governmental or regulatory body or authority is required by the Vendor for the Vendor's sale and transfer of the Shares to the Purchaser, other than those presently held or obtained by the Vendor which are in full force and effect.

(c)	The Vendor is not obligated to obtain the written consent of any person to the Transaction.

3.2.	INCOME TAX

(a)	The Vendor is a resident of Canada within the meaning of the Income Tax Act;

(b)	There are no remittances due to the Canada Revenue Agency on the Closing Date.

3.3.	EXECUTION AND DELIVERY OF AGREEMENT

This Agreement has been duly executed and delivered by the Vendor or its duly appointed power of attorney and representative and all documents required hereunder to be executed and delivered by the Vendor shall have been duly executed and delivered by the Vendor and this Agreement does and such documents and instruments shall, constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their respective terms.

3.4.	REPRESENTATIONS AND WARRANTIES SURVIVING CLOSING DATE

(a)

The covenants, representations and warranties of the Vendor contained in Section Three hereof and elsewhere in this Agreement and in any certificate or other material delivered under this Agreement are accurate and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

(b)

Any claims against the Vendor by the Purchaser pursuant to the terms hereof shall not be enforceable against the Vendor unless notice thereof shall have been given in writing to the Vendor within one (1) year of the Closing Date.

(c)

Each and every right, remedy and power granted to the Purchaser hereunder pursuant to Section Three or under any documents or instruments delivered pursuant to the terms and conditions hereof, shall be cumulative and shall be in addition to any other right, remedy or power herein or therein specifically granted or hereinafter existing in equity at law, by virtue or statue or otherwise and every such right, remedy and power may be exercised by the Purchaser from time to time concurrently or independently and as often and in such order as the Vendor may deem expedient.

(d)

Notwithstanding any other provision of this Agreement, a claim for any breach of any of the representations and warranties contained in this Agreement or in any contract, agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentations may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by applicable law.

SECTION FOUR
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

To induce the Vendor to enter into this Agreement and complete the transactions contemplated thereby, the Purchaser represents and warrants to and in favour of the Vendor as provided in this Section Four:

4.1.	EXECUTION AND DELIVERY OF AGREEMENT

(a)

The execution and delivery of this Agreement by the Purchaser and the consummation of the Transaction has been authorized by the Purchaser and does not breach any agreement to which the Purchaser is a party or by which he is bound.

(b)

This Agreement has been duly executed and delivered by the Purchaser or his duly appointed power of attorney and representative, and all documents required hereunder to be executed and delivered by the Purchaser shall have been duly executed and delivered by the Purchaser, and this Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of the Purchaser and are enforceable in accordance with their respective terms.

4.2.	AUTHORITY

The Purchaser has good right, full power and absolute authority to purchase the Shares on the terms described herein and in the manner contemplated by this Agreement.

4.3.	INCOME TAX

(a)	The Purchaser is a resident of Canada within the meaning of the Income Tax Act;

(b)	All remittance to the Canada Revenue Agency due by the Corporation at the Closing Date, have been remitted.

4.4.	CONSENTS

(a)	No consents of, filings with or approval of any governmental or regulatory body or authority is required by the Purchaser to purchase the Shares from the Vendor.

(b)

The Purchaser is not obligated to obtain the written consent of any person to the transaction contemplated by this Agreement, other than those persons from whom consent has, or prior to the Closing Date, will be obtained.

4.5.	REPRESENTATIONS AND WARRANTIES SURVIVING CLOSING DATE

(a)

The covenants, representations and warranties of the Purchaser contained in Section Four hereof and elsewhere in this Agreement, and in certificate or other material delivered under this Agreement are accurate and complete, do not contain any untrue statement of any material facts or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein and therein misleading.

(b)

Any claims against the Purchaser by the Vendor pursuant to the terms hereof shall not be enforceable against the Purchaser unless notice thereof shall have been given in writing to the Purchaser within one (1) year of the Closing Date.

(c)

Each and every right, remedy and power granted to the Vendor hereunder pursuant to Section Four or under any documents or instruments delivered pursuant to the terms and conditions hereof, shall be cumulative and shall be in addition to any other right, remedy or power herein or therein specifically granted or hereinafter existing in equity at law, by virtue or statue or otherwise and every such right, remedy and power may be exercised by the Vendor from time to time concurrently or independently and as often and in such order as the Purchaser may deem expedient.

(d)

Notwithstanding Section 4.6(c) a claim for any breach of any of the representations and warranties contained in this Agreement or in any contract, agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentations may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by applicable law.

SECTION FIVE
COMPLETION OF PURCHASE

5.1.	PURCHASER’S CONDITIONS

The obligation of the Purchaser to complete the purchase of the Shares contemplated herein, is subject to the fulfilment of each of the following conditions precedent, unless waived in writing by the Purchaser.

(a)

The Vendor’s Representations, Warranties and Covenants: At the Time of Closing, the Vendor shall have executed, delivered and performed all agreements and documents on its part to be performed hereunder; all representations and warranties contained in Section Three shall be true at the Time of Closing, except where a different date is otherwise specified therein, and in such case, at the date specified, with the same effect as if made on and as of such date, the Vendor shall deliver a Certificate executed as of the Time of Closing certifying that all representations and warranties of the Corporation and the Vendor as contained herein are true and correct as of such date, except where a different date is otherwise specified therein, and in such case, at the date specified.

(b)

Approvals: At the Closing Date, there shall have been obtained the written consents or approvals, in form and substance satisfactory to the Purchaser, acting reasonably, of any governmental or regulatory agency or person whose consent to the transactions contemplated hereby is required, including, but without limitation the approval by the board of directors of the Corporation.

(c)

Closing Documents: The Corporation shall have executed and delivered to the Purchaser all documents as the Purchaser or the Purchaser’s Counsel may reasonably request for the purposes of effecting the transfer and delivery of the Shares in accordance with the terms of this Agreement, including the following:

i.

Certificate representing the Shares, accompanied by stock transfer powers duly executed in blank or duly executed instruments of transfer, and all such other assurances, consents and other documents as the Purchaser may reasonably request to effectively transfer to the Purchaser title to the Shares free and clear of all encumbrances;

ii.	Original share registers, share transfer ledgers, minute books and corporate seals (if any) of the Corporation;

iii.	All other Books and Records of the Corporation in the possession of the Vendor; and

iv.	A certified copy of a resolution of the board of directors of the Corporation consenting to the transfer of the Shares from the Vendor to the Purchaser as contemplated by this Agreement.

(d)

Delivery of Documents: The Vendor shall deliver to the Purchaser, or make arrangements satisfactory to the Purchaser, to deliver, in organized form all Documents relating to the Corporation as are in the possession of the Vendor at the Closing Date.

If any such conditions shall not be fulfilled or waived in writing by the Purchaser at or prior to the Time of Closing, the Purchaser may rescind this Agreement by written notice to the Vendor and, in such event, the Purchaser and the Vendor shall be released from all obligations hereunder. Notwithstanding the foregoing, the Purchaser acknowledges that the $100,000 deposit is non-refundable to the Purchaser.

5.2.	VENDOR'S CONDITIONS

The obligation of the Vendor to complete the sale of the Shares contemplated herein, is subject to the fulfilment of the condition precedent, unless waived in writing by the Vendor, that at the Closing Date the representations and warranties contained in Section Four shall be true at the Closing Date with the same effect as if made on and as of such date.

5.3.	RESCISSION AND TERMINATION

In the event this Agreement is rescinded and terminated pursuant to the provisions of Section 5.1 and Section 5.2 hereof, each Party shall be released from all obligations hereunder and each Party shall take all reasonable actions to return the other Parties to the position relative to the Shares which such Party occupied prior to the execution hereof.

SECTION SIX
INDEMNIFICATION

6.1.	MUTUAL INDEMNIFICATIONS FOR BREACHES OF WARRANTIES, ETC.

The Vendor hereby covenants and agrees with the Purchaser and the Purchaser hereby covenants and agrees with the Vendor (the party or parties so covenanting and agreeing to indemnify another party or parties hereinafter in this Section referred to as the “Indemnifying Party” and the party or parties so to be indemnified being hereinafter called the “Indemnified Party”) to indemnify and save harmless the Indemnified Party, effective as and from the Closing Date, from and against any claims, demands, actions, causes of action, damages, loss, costs, liability or expense (hereinafter in this Section called “Claims”) which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty or covenant of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto.

SECTION SEVEN
CLOSING

7.1.	CLOSING AND CLOSING DATE

The Closing of the sale and purchase herein contemplated shall take place at the offices of VAN DER WISSEL Law Firm in Calgary, Alberta, on the Closing Date or upon such earlier or later time and date as may be agreed upon between the Parties.

SECTION EIGHT
RESTRICTIVE COVENANT

For the period of three (3) years from the Closing the Vendor and its shareholders, officers and directors, shall not anywhere within 200 kilometres from the Town of Brooks, without the prior consent in writing of the Corporation, either individually or in partnership or in conjunction with any other person or persons, firm or corporation as employee, principal, officer, agent stockholder or in any other manner whatsoever directly or indirectly carry on or be engaged or concerned with or interested in or advise or act as consultant for, lend money to, guarantee the debts or obligations of, or otherwise provide financial assistance for, a business that is in competition with the business of the Corporation as conducted by the Corporation at the Closing Date.

SECTION EIGHT
GENERAL

8.1.	EXPENSES

All Parties shall be responsible for their own legal and audit fees and other charges and expenses incurred in connection with the purchase and sale of the Shares, the preparation of this Agreement and all negotiations between the Parties.

8.2.	TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

8.3.	GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the Province of Alberta, and the parties hereto attorn to the courts of such jurisdiction.

8.4.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

8.5.	NOTICES

Any notice required or permitted to be given by a Party to the other shall be given in writing and addressed:

(a)	if to the Vendor at:

ALTA DISPOSAL LTD.
Suite 300, 840 – 6 Avenue SW
Calgary, Alberta T2P 3E5
Attention: Alex Walsh, President
Telephone: (403) 930-1925
Email: aw@lithiumexplorationgroup.com

(b)	if to the Purchaser or the Corporation at:

VAN DER WISSEL Law Firm
200, 638 – 11th Ave. S.W.
Calgary, AlbertaT2S 0J7
Telephone: (403) 537-9935
Email: svanderwissel@vdwlaw.ca

Any such notice shall be delivered, or mailed by prepaid registered post. Any notice delivered as aforesaid shall be deemed to have been received by the Party to which it is so delivered at the time on the date of its being so delivered. Any notice mailed as aforesaid shall be deemed to have been received by the Party to which it is so mailed on the third business day next following the time on the date of it being so mailed. Any Party may change its address for notice by giving notice to that effect.

8.6.	ENUREMENT

This Agreement shall enure to the benefit of the Parties, their respective heirs, successors and permitted assigns.

8.7.	FURTHER ASSURANCES

The Vendor will from time to time, on and after the Closing Date, at the request and expense of the Purchaser, execute and deliver all such other additional instruments, notices, releases and other documents and shall do all such other acts and things as may be reasonably necessary to more fully convey the Shares to the Purchaser.

8.8.	PUBLIC ANNOUNCEMENTS

(a)

The Parties acknowledge that the Vendor is a wholly owned subsidiary of a reporting issuer, that the Vendor and its parent company are required to give public disclosure with respect to the Transaction and any ongoing matters with respect to the Corporation and the Corporation and the Purchaser hereby consent to any such disclosure required to satisfy the Vendor’s reporting requirements.

(b)

Notwithstanding the foregoing, the Parties may disclose any information required to be disclosed to any federal, provincial, state or local government or governmental agency or regulatory body, branch, board, agency or necessary to comply with relevant timely disclosure laws or the requirements of regulatory authorities, including stock exchange, having jurisdiction in respect of the securities of the Parties.

Remainder of page left blank intentionally

8.9.	SEVERABILITY

If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to the other parties or circumstances. The Parties shall engage in good faith negotiations to replace any provision which is so restricted, prohibited or unenforceable with an unrestricted and enforceable provision, the economic effect of which comes as close as possible to that of the restricted, prohibited or unenforceable provision which it replaces.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date and year first above written.

ALTA DISPOSAL LTD.

/s/Alexander Walsh
	Per:	Alexander Walsh, President

/s/Natel Hofmann
Witness		NATEL HOFMANN

TERO OILFIELD SERVICES LTD.

/s/Gary Hofmanm
Per:	Gary Hofmann

SCHEDULE “A”